Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 12, 2008, relating to the financial statements of Oxygen Biotherapeutics, Inc. as of and for the years ended April 30, 2008 and 2007 and for the period from inception, May 26, 1967, through April 30, 2008. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ Haskell & White LLP

HASKELL & WHITE LLP

Irvine, California

October 10, 2008